Exhibit 10.2

FORM OF

OMNIBUS AGREEMENT

AMONG

SEADRILL LIMITED

SEADRILL MEMBER LLC

SEADRILL PARTNERS LLC

SEADRILL OPERATING GP LLC

SEADRILL OPERATING LP

AND

SEADRILL CAPRICORN HOLDINGS LLC

TABLE OF CONTENTS

ARTICLE I

DEFINITIONS

Section 1.1 Definitions	2

ARTICLE II

FIVE-YEAR DRILLING RIG RESTRICTED BUSINESS OPPORTUNITIES

Section 2.1 Five-Year Drilling Rig Restricted Businesses	6
Section 2.2 Permitted Exceptions	6

ARTICLE III

BUSINESS OPPORTUNITIES PROCEDURES

Section 3.1 Procedures	7
Section 3.2 Scope of Prohibition	8
Section 3.3 Enforcement	9

ARTICLE IV

RIGHTS OF FIRST OFFER

Section 4.1 Rights of First Offer	9
Section 4.2 Procedures for Rights of First Offer	9

ARTICLE V

T-15 AND T-16 PURCHASE OPTIONS

Section 5.1 Options to Purchase the T-15 Interests and the T-16 Interests	10
Section 5.2 Procedures	10

ARTICLE VI

INDEMNIFICATION

Section 6.1 Seadrill Indemnification	12
Section 6.2 Limitation Regarding Indemnification	13
Section 6.3 Indemnification Procedures	13

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ii

OMNIBUS AGREEMENT

THIS OMNIBUS AGREEMENT is entered into on, and effective as of, the Closing Date (as defined herein), among Seadrill Limited, a limited company organized under the laws of Bermuda (“Seadrill”), Seadrill Partners LLC, a Marshall Islands limited liability company (the “Company”), Seadrill Member LLC, a Marshall Islands limited liability company and member of the Company (including any permitted successors and assigns under the Operating Agreement (as defined herein)) (the “Seadrill Member”), Seadrill Operating LP, a Marshall Islands limited partnership (“Operating LP”), Seadrill Operating GP LLC, a Marshall Islands limited liability company and the general partner of OPCO (“Operating GP”), and Seadrill Capricorn Holdings LLC, a Marshall Islands limited liability company (“Holdings LLC” and, together with Operating LP, “OPCO”).

R E C I T A L S:

1. The Parties desire by their execution of this Agreement to evidence their understanding, as more fully set forth in Articles II and III, with respect to (a) those business opportunities that the Seadrill Entities (as defined herein) will not pursue during the term of this Agreement and (b) the procedures whereby such business opportunities are to be offered to the Company Group (as defined herein).

2. The Parties desire by their execution of this Agreement to evidence their understanding, as more fully set forth in Article IV, with respect to the Company’s right of first offer relating to (a) Five-Year Drilling Rigs (as defined herein) that Seadrill might own and (b) limited partner interests of OPCO that Seadrill owns.

3. The Parties desire by their execution of this Agreement to evidence their understanding, as more fully set forth in Article V, with respect to the rights of the Company to purchase the T-15 and the T-16 from Seadrill.

4. The Parties desire by their execution of this Agreement to evidence their understanding, as more fully set forth in Section 5.2(b)(ii), and Article VI, with respect to certain indemnification obligations of Seadrill.

In consideration of the premises and the covenants, conditions, and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1 Definitions.

As used in this Agreement, the following terms shall have the respective meanings set forth below:

“Affiliate” means, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with, the Person in question. As used herein, the term “control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

“Agreement” means this Omnibus Agreement, as it may be amended, modified, or supplemented from time to time in accordance with Section 7.6 hereof.

“Board” means the Board of Directors of the Company.

“Break-up Costs” means the aggregate amount of any and all additional taxes, flag administration, financing, legal and other similar costs (except with respect to Section 2.2(b) where Break-up Costs shall be deemed to include only administrative costs associated with transfer and re-flagging, including related legal costs) to (a) the Seadrill Entities that would be required to transfer Five-Year Drilling Rigs acquired by the Seadrill Entities as part of a larger transaction to a Company Group Member pursuant to Section 2.2(b) or Section 2.2(d)(i).

“Change of Control” means, with respect to any Person (the “Applicable Person”), any of the following events: (a) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the Applicable Person’s assets to any other Person, unless immediately following such sale, lease, exchange or other transfer such assets are owned, directly or indirectly, by the Applicable Person; (b) the consolidation or merger of the Applicable Person with or into another Person pursuant to a transaction in which the outstanding Voting Securities of the Applicable Person are changed into or exchanged for cash, securities or other property, other than any such transaction where (i) the outstanding Voting Securities of the Applicable Person are changed into or exchanged for Voting Securities of the surviving Person or its parent and (ii) the holders of the Voting Securities of the Applicable Person immediately prior to such transaction own, directly or indirectly, not less than a majority of the outstanding Voting Securities of the surviving Person or its parent immediately after such transaction; and (c) a “person” or “group” (within the meaning of Sections 13(d) or 14(d)(2) of the Exchange Act), other than Seadrill or its Affiliates with respect to the Seadrill Member, being or becoming the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act) of more than 50% of all of the then outstanding Voting Securities of the Applicable Person, except in a merger or consolidation which would not constitute a Change of Control under clause (b) above.

“Chevron” means Chevron Corporation, which is expected to be the charterer of the T-15 and the T-16 upon their respective completion, delivery and acceptance.

“Closing Date” means the date of the closing of the initial public offering of common units representing limited liability company interests in the Company.

“Company” is defined in the introduction to this Agreement.

“Company Entities” means the Seadrill Member, the Company, OPCO GP and OPCO and any Person controlled by any such entity.

“Company Group” means the Company, OPCO and any Person controlled by any such entity.

“Company Group Member” means any Person in the Company Group.

“Conflicts Committee” means the Conflicts Committee of the Board.

“Contribution Assets” has the meaning given such term in Section 6.1.

“Covered Environmental Losses” means all Losses suffered or incurred by the Company Group by reason of, arising out of or resulting from:

(a) any violation or correction of violation of Environmental Laws; or

(b) any event or condition relating to environmental or human health and safety matters, in each case, associated with the ownership or operation by the Company Group or the Seadrill Entities of the Contribution Assets (including, without limitation, the presence of Hazardous Substances on, under, about or migrating to or from the Contribution Assets or the disposal or release of, or exposure to, Hazardous Substances generated by or otherwise related to operation of the Contribution Assets), including, without limitation, the reasonable and documented cost and expense of (i) any investigation, assessment, evaluation, monitoring, containment, cleanup, repair, restoration, remediation or other corrective action required or necessary under Environmental Laws, (ii) the preparation and implementation of any closure, remedial, corrective action or other plans required or necessary under Environmental Laws and (iii) any environmental or toxic tort (including, without limitation, personal injury or property damage claims) pre-trial, trial or appellate legal or litigation support work;

but only to the extent that such violation complained of under clause (a), or such events or conditions included in clause (b), occurred before the Closing Date; and, provided, that in no event shall Losses to the extent arising from a change in any Environmental Law after the Closing Date be deemed “Covered Environmental Losses.”

“Environmental Laws” means all international, federal, state, foreign and local laws, statutes, rules, regulations, treaties, conventions, orders, judgments and ordinances having the force and effect of law and relating to protection of natural resources, health and safety and the environment, each in effect and as amended through the Closing Date.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“First Offer Negotiation Period” has the meaning given such term in Section 4.2(b).

“Five-Year Drilling Rig” means any drilling rig or drillship operating under a charter for five or more years, together with the related charter.

“Hazardous Substances” means (a) each substance defined, designated or classified as a hazardous waste, hazardous substance, hazardous material, solid waste, contaminant or toxic substance under Environmental Laws; (b) petroleum and petroleum products, including crude oil and any fractions thereof; (c) natural gas, synthetic gas and any mixtures thereof; (d) any radioactive material; and (e) any asbestos-containing materials in a friable condition.

“Holdings LLC” is defined in the introduction to this Agreement.

“Losses” means losses, damages, liabilities, claims, demands, causes of action, judgments, settlements, fines, penalties, costs and expenses (including, without limitation, court costs and reasonable attorneys’ and experts’ fees) of any and every kind or character; provided, however, that such term shall not include any special, indirect, incidental or consequential damages.

“Non-Five-Year Drilling Rig” means any drilling rig or drillship that is not a Five-Year Drilling Rig.

“Offer” has the meaning given such term in Section 3.1.

“Offered Assets” has the meaning given such term in Section 3.1.

“Offeree” has the meaning given such term in Section 3.1.

“Offer Period” has the meaning given such term in Section 3.1.

“OPCO” is defined in the introduction to this Agreement.

“Operating Agreement” means the First Amended and Restated Limited Liability Company Agreement of the Company, dated as of                     , 2012, as such agreement is in effect on the Closing Date, to which reference is hereby made for all purposes of this Agreement. No amendment or modification to the Operating Agreement subsequent to the Closing Date shall be given effect for purposes of this Agreement unless consented to by each of the Parties to this Agreement.

“Operating GP” is defined in the introduction to this Agreement.

“Operating LP” is defined in the introduction to this Agreement.

“Option Assets” has the meaning given such term in Section 5.1.

“Parties” means the parties to this Agreement and their successors and permitted assigns.

“Person” means an individual, corporation, partnership, joint venture, trust, limited liability company, unincorporated organization or any other entity.

“Potential Transferee” has the meaning given such term in Section 4.2(a).

“Sale Assets” has the meaning given such term in Section 4.2(a).

“Seadrill Entities” means Seadrill and any Person controlled, directly or indirectly, by Seadrill, other than the Company Entities.

“Seadrill Management” means Seadrill Management AS, a wholly owned subsidiary of Seadrill.

“Seadrill Member” is defined in the introduction to this Agreement.

“T-15” means the tender rig barge currently under construction that will operate under a contract with Chevron.

“T-16” means the tender rig barge currently under construction that will operate under a contract with Chevron.

“T-15 Interests” means all of Seadrill’s rights, title and interests in the T-15, including shares of capital stock of any Seadrill Entity holding ownership interests in the T-15 and including any drilling contracts or other agreements relating to the operation or ownership of the T-15 then in effect.

“T-16 Interests” means all of Seadrill’s rights, title and interests in the T-16, including shares of capital stock of any Seadrill Entity holding ownership interests in the T-16 and including any drilling contracts or other agreements relating to the operation or ownership of the T-16 then in effect.

“Transfer” means any transfer, assignment, sale or other disposition of any (a) Five-Year Drilling Rig by any Seadrill Entity, (b) equity interest in OPCO by Seadrill; provided, however, that such term shall not include (i) transfers, assignments, sales or other dispositions from a Seadrill Entity to another Seadrill Entity, or from a Company Group Member to another Company Group Member, (ii) transfers, assignments, sales or other dispositions pursuant to the terms of any related charter or other agreement with a charter party; (iii) transfers, assignments, sales or other dispositions pursuant to Article II of this Agreement; or (iv) grants of security interests in or mortgages or liens on such Five-Year Drilling Rigs in favor of a bona fide third party lender (but not the foreclosing of any such security interest, mortgage or lien).

“Transfer Notice” has the meaning given such term in Section 4.2(a).

“Transferring Party” has the meaning given such term in Section 4.2(a).

“Voting Securities” means securities of any class of Person entitling the holders thereof to vote in the election of members of the board of directors or other similar governing body of the Person.

ARTICLE II

FIVE-YEAR DRILLING RIG RESTRICTED BUSINESS OPPORTUNITIES

Section 2.1 Five-Year Drilling Rig Restricted Businesses.

Subject to Section 7.4 and except as permitted by Section 2.2, each of the Seadrill Entities shall be prohibited from acquiring, owning, operating or chartering Five-Year Drilling Rigs.

Section 2.2 Permitted Exceptions.

Notwithstanding any provision of Section 2.1 to the contrary, the restrictions in this Agreement shall not prevent any Seadrill Entity from:

(a) acquiring, owning, operating or chartering any Non-Five-Year Drilling Rig;

(b) acquiring one or more Five-Year Drilling Rigs if such Seadrill Entity offers to sell to such Five-Year Drilling Rig to the Company for the acquisition price plus any Break-up Costs in accordance with the procedures set forth in Section 3.1;

(c) putting a Non-Five-Year Drilling Rig under charter for five or more years if such Seadrill Entity offers to sell such Non-Five-Year Drilling Rig to the Company for fair market value (x) after the time it becomes a Five-Year Drilling Rig and (y) at each renewal or extension of that charter for five or more years, in each case in accordance with the procedures set forth in Section 3.1;

(d) acquiring one or more Five-Year Drilling Rigs as part of the acquisition of a controlling interest in a business or package of assets and owning, operating or chartering such Five-Year Drilling Rig(s); provided, however, that:

(i) if less than a majority of the value of the business or assets acquired is attributable to Five-Year Drilling Rigs, as determined in good faith by Seadrill’s board of directors, the Seadrill Entity must offer to sell such Five-Year Drilling Rig(s) to the Company for their fair market value plus any Break-up Costs in accordance with the procedures set forth in Section 3.1; and

(ii) if a majority or more of the value of the business or assets acquired is attributable to Five-Year Drilling Rigs, as determined in good faith by Seadrill’s board of directors, Seadrill shall notify the Company of the proposed acquisition in writing. The Company shall, not later than the 10th calendar day following receipt of such notice, notify Seadrill if it or any other Company Group Member wishes to acquire any Five-Year Drilling Rig forming part of that business or package of assets in cooperation and simultaneously with the Seadrill Entity acquiring the Non-Five-Year Drilling Rigs forming part of that business or package of assets. If the Company does not notify Seadrill of its intent to pursue the acquisition within such 10 calendar days, the Seadrill Entity may proceed with the acquisition and then offer to sell Five-Year Drilling Rigs to the Company as provided in subsection (i) above;

(e) acquiring a non-controlling interest in any company, business or pool of assets;

(f) acquiring, owning, operating or chartering any Five-Year Drilling Rig if the Company does not fulfill its obligation to purchase such Five-Year Drilling Rig in accordance with the terms of any existing or future agreement;

(g) acquiring, owning, operating or chartering any Five-Year Drilling Rig that is subject to an offer to purchase by a Company Group Member as described in paragraphs (b), (c) and (d) above, in each case pending the offer of such Five-Year Drilling Rig to the Company and the Company’s determination pursuant to Section 3.1 whether to purchase the Five-Year Drilling Rig and, if the Company has determined to purchase or to cause any Company Group Member to purchase such Five-Year Drilling Rig, pending the closing of such purchase;

(h) providing ship management services relating to any drilling rig or drillship; or

(i) acquiring, owning, operating or chartering any Five-Year Drilling Rig if the Company has previously advised Seadrill that it consents to such acquisition, operation or charter.

ARTICLE III

BUSINESS OPPORTUNITIES PROCEDURES

Section 3.1 Procedures.

In the event that a Seadrill Entity acquires, operates or puts under charter Five-Year Drilling Rigs in accordance with Sections 2.2(b), 2.2(c) or 2.2(d)(i), then simultaneously or in any event not later than 30 calendar days after the consummation of the acquisition or the commencement of operations or charter, such acquiring Party (the “Acquiring Party”) shall notify the Board and offer the Board (an “Offeree”) the opportunity for any Company Group Member to purchase such Non-Five-Year Drilling Rigs (the “Offered Assets”), for their fair market value (or, in the case of an acquisition in accordance with Section 2.2(b), the acquisition price) plus, in the case of an acquisition in accordance with Sections 2.2(b),or 2.2(d)(i), any applicable Break-up Costs, in each case on commercially reasonable terms in accordance with this Section 3.1 (the “Offer”). The Offer shall set forth the Acquiring Party’s proposed terms relating to the purchase of the Offered Assets by the applicable Company Group Member, including any liabilities to be assumed by the applicable Company Group Member as part of the Offer. As soon as practicable after the Offer is made, the Acquiring Party will deliver to the Offeree all information prepared by or on behalf of or in the possession of such Acquiring Party relating to the Offered Assets and reasonably requested by the Offeree. As soon as practicable, but in any event, within 30 calendar days after receipt of the Offer, the Offeree shall notify the Acquiring Party in writing that either:

(a) The Board has elected not to cause any Company Group Member to purchase such Offered Assets, in which event the Acquiring Party and its Affiliates shall, subject to the other terms of this Agreement (including Section 2.2(b)), be forever free, subject to the provisions of this Agreement, to continue to own, operate and charter such Offered Assets; or

(b) The Board has elected to cause any Company Group Member to purchase such Offered Assets, in which event the following procedures shall be followed:

(i) After the receipt of the Offer by the Offeree, the Acquiring Party and the Offeree shall negotiate in good faith regarding the fair market value (and any applicable

Break-up Costs) of the Offered Assets that are subject to the Offer and the other terms of the Offer on which the Offered Assets will be sold to the applicable Company Group Member. If the Acquiring Party and the Offeree agree on the fair market value (and any applicable Break-up Costs) of the Offered Assets that are subject to the Offer and the other terms of the Offer during the 30-day period (the “Offer Period”) after receipt by the Acquiring Party of the Board’s election to cause any Company Group Member to purchase the Offered Assets, the Board shall cause any Company Group Member to purchase the Offered Assets on such terms as soon as commercially practicable after such agreement has been reached.

(ii) If the Acquiring Party and the Offeree are unable to agree on the fair market value (and any applicable Break-up Costs) of the Offered Assets that are subject to the Offer or on any other terms of the Offer during the Offer Period, the Acquiring Party and the Offeree will engage a mutually-agreed-upon investment banking firm, rig broker or other expert advisor prior to the end of the Offer Period to determine the fair market value of the Offered Assets and/or the other terms on which the Acquiring Party and the Offeree are unable to agree. In determining the fair market value of the Offered Assets and other terms on which the Offered Assets are to be sold, the investment banking firm, rig broker or other expert advisor, as applicable, will have access to the proposed sale and purchase values and terms for the Offer submitted by the Acquiring Party and the Offeree, respectively, and to all information prepared by or on behalf of the Acquiring Party relating to the Offered Assets and reasonably requested by such investment banking firm, rig broker or other expert advisor. Such investment banking firm, rig broker or other expert advisor will determine the fair market value (and any applicable Break-up Costs) of the Offered Assets and/or the other terms on which the Acquiring Party and the Offeree are unable to agree within 30 calendar days of its engagement and furnish the Acquiring Party and the Offeree its determination. The fees and expenses of the investment banking firm, rig broker or other expert advisor, as applicable, will be divided equally between the Acquiring Party and the Offeree. Upon receipt of such determination, the Offeree will have the option, but not the obligation:

(A) to cause any Company Group Member to purchase the Offered Assets for the fair market value (and any applicable Break-up Costs), and on the other terms determined by the rig broker or investment banking firm, as soon as commercially practicable after determinations have been made; or

(B) not to cause any Company Group Member to purchase such Offered Assets, in which event the Acquiring Party and its Affiliates shall, subject to the other terms of this Agreement, be forever free to continue to own and operate such Offered Assets.

Section 3.2 Scope of Prohibition.

If any Seadrill Entity or its Affiliates engages in the ownership or operation of Five-Year Drilling Rigs pursuant to any of the exceptions described in Section 2.2, the Seadrill Entity and its Affiliates may not subsequently expand that portion of their business other than pursuant to the exceptions contained in such Section 2.2. Except as otherwise provided in this Agreement or the Operating Agreement, each Party and its Affiliates shall be free to engage in any business activity whatsoever, including those that may be in direct competition with the Seadrill Entities or the Company Group Members.

Section 3.3 Enforcement.

Each Party agrees and acknowledges that the other Parties do not have an adequate remedy at law for the breach by any such Party of its covenants and agreements set forth in this Article III, and that any breach by any such Party of its covenants and agreements set forth in this Article III would result in irreparable injury to such other Parties. Each Party further agrees and acknowledges that any other Party may, in addition to the other remedies which may be available to such other Party, file a suit in equity to enjoin such Party from such breach, and consent to the issuance of injunctive relief to enforce the provisions of Article III of this Agreement.

ARTICLE IV

RIGHTS OF FIRST OFFER

Section 4.1 Rights of First Offer.

(a) The Seadrill Entities hereby grant the Company a right of first offer on any proposed Transfer of any (i) Five-Year Drilling Rigs owned or acquired by any Seadrill Entity after the Closing Date, and (ii) partnership interests in OPCO by Seadrill. The Parties acknowledge and agree that nothing in this Section 4.1 shall prevent or restrict the Transfer of the capital stock, equity ownership interests or other securities of the Seadrill Member or the Company.

(b) The Parties acknowledge that all potential Transfers of Five-Year Drilling Rigs or partnership interests of OPCO pursuant to this Article IV are subject to obtaining any and all written consents of governmental authorities and other non-affiliated third parties and to the terms of all existing agreements, in respect of such Five-Year Drilling Rig or partnership interests of OPCO, as applicable.

Section 4.2 Procedures for Rights of First Offer.

(a) In the event that a Seadrill Entity (a “Transferring Party”) proposes to Transfer any Five-Year Drilling Rig or partnership interests of OPCO (the “Sale Assets”), prior to engaging in any negotiation for such Transfer with any non-affiliated third party or otherwise offering to Transfer the Sale Assets to any non-affiliated third party, such Transferring Party shall give the Company (a “Potential Transferee”) written notice setting forth all material terms and conditions (including, without limitation, the purchase price or the terms of the agreement and a description of the Sale Asset(s) on which such Transferring Party desires to Transfer the Sale Assets) (a “Transfer Notice”).

(b) After delivery of a Transfer Notice, the Transferring Party then shall be obligated to negotiate in good faith for a 30-day period following the delivery by the Transferring Party of the Transfer Notice (the “First Offer Negotiation Period”) to reach an agreement for the Transfer of such Sale Assets to the Potential Transferee or any of its Affiliates on the terms and conditions set forth in the Transfer Notice. If no such agreement with respect to the Sale Assets is reached during the First Offer Negotiation Period, and the Transferring Party has not Transferred, or agreed in writing to Transfer, such Sale Assets to a third party within 180 calendar days after the end of the First Offer Negotiation Period on terms generally no less favorable to the Transferring Party than those included in the Transfer Notice, then the Transferring Party shall not thereafter Transfer any of the Sale Assets without first offering such assets to the applicable Potential Transferee in the manner provided above.

ARTICLE V

T-15 AND T-16 PURCHASE OPTIONS

Section 5.1 Options to Purchase the T-15 Interests and the T-16 Interests.

(a) Seadrill hereby grants to the Company Group the unconditional right and option to purchase for a respective purchase price to be agreed upon by Seadrill and the Company Group, at any time within 24 months following their respective acceptance by their charterer, all of the T-15 Interests or T-16 Interests (each, an “Option Asset” and, together, the “Option Assets”).

(b) The Parties acknowledge that the potential transfer of the Option Assets pursuant to this Article V is subject to obtaining any and all written consents of governmental authorities and other third parties and to the terms of all agreements existing as of the date hereof in respect of the Option Assets including, without limitation, any rights of first refusal of the parties to such agreements to purchase the Option Assets. Seadrill hereby covenants and agrees to use its reasonable efforts to obtain any such consents required to be obtained by it in connection with the transfer of the Option Assets pursuant to this Article V.

Section 5.2 Procedures.

(a) If a Company Group Member decides to exercise the option to purchase the T-15 Interests or the T-16 Interests, it will provide written notice to Seadrill of such exercise, the purchase price it proposes to pay for the applicable Option Asset, and the other material terms of the purchase. The decision to purchase the applicable Option Asset, the purchase price to be paid for the applicable Option Asset, and the other terms of the purchase shall be approved by the Conflicts Committee. If the Company Group Member and Seadrill are unable to agree on the purchase price of the applicable Option Asset and/or the other material terms, the Company Group Member and Seadrill shall engage a mutually-agreed-upon investment banking firm, broker or other expert advisor to determine the fair market value of the applicable Option Asset and/or any other material terms on which the Company Group Member and Seadrill are unable to agree. In determining the fair market value of the applicable Option Asset and/or the other material terms on which the applicable Option Asset will be sold, the investment banking firm, broker or other expert advisor, as applicable, will have access to the proposed sale and purchase values and terms for the offer submitted by the Company Group Member and Seadrill, respectively, and to all information prepared by or on behalf of the Company Group Member and Seadrill with respect to the Option Assets and reasonably requested by such investment banking firm, broker or other expert advisor. Such investment banking firm, broker or other expert advisor will determine the fair market value of the applicable Option Asset and/or the other terms on which the Company Group Member and Seadrill are unable to agree within 30 calendar days of its engagement and furnish the Company Group Member and Seadrill its determination. The fees and expenses of the investment banking firm, broker or other expert advisor, as applicable, will be divided equally between the Company Group Member and Seadrill. Upon receipt of such determination, the Company Group Member will have the option, but not the obligation to purchase the applicable Option Asset for the fair market value and on the other terms determined by the investment banking firm, broker or other expert advisor, as soon as commercially practicable after determinations have been made.

(b) If a Company Group Member chooses to exercise its option to purchase the T-15 Interests or the T-16 Interests under Section 5.2(a), the applicable parties shall enter into a purchase and sale agreement for the purchase and sale of the applicable Option Asset pursuant to which Seadrill shall be obligated to sell the applicable Option Asset to the Company Group Member and the Company Group Member shall be obligated to purchase such Option Asset from Seadrill. The terms of the purchase and sale agreement will include the following:

(i) the Company Group Member will deliver a cash purchase price (unless the Company Group Member and Seadrill agree that the consideration will be paid by means of equity of the Company, an interest-bearing promissory note or other form of consideration);

(ii) the Company Group will be entitled to the benefit of the indemnification contained in Article VI of this Agreement for the remaining term of such indemnification with respect to events or conditions associated with the operation of the T-15 and the T-16 and occurring before the date of acquisition of the applicable Option Asset by the Company Group Member;

(iii) Seadrill will provide customary representations and warranties with respect to title to the applicable Option Asset and any other such matters as the Company Group Member may approve, which approval will not be unreasonably withheld;

(iv) Seadrill will grant to the Company Group Member the right, exercisable at the Company Group Member’s risk and expense, to make such surveys, tests and inspections of the T-15 or T-16 as the Company Group Member may deem desirable, so long as such surveys, tests or inspections do not damage the T-15 or T-16 or interfere with the activities of the Seadrill Entities or Chevron thereon and so long as the Company Group Member has furnished Seadrill with evidence that adequate liability insurance is in full force and effect;

(v) the Company Group Member will have the right to terminate its obligation to purchase the T-15 Interests or the T-16 Interests under this Article V and the related purchase and sale agreement if the results of any searches, surveys, tests or inspections conducted pursuant to paragraph (iv) above are, in the reasonable opinion of the Company Group, unsatisfactory; and

(vi) neither Seadrill nor the applicable Company Group Member shall have any obligation to sell or buy the T-15 Interests or the T-16 Interests if any of the consents referred to in Section 5.1(b) above have not been obtained.

(c) If a Company Group Member chooses or is deemed to have chosen not to exercise its option to purchase the T-15 Interests or the T-16 Interests at the price determined by the investment banking firm, broker or other expert advisor under Section 5.2(a), all future rights to purchase such Option Asset by the Company Group will be extinguished.

ARTICLE VI

INDEMNIFICATION

Section 6.1 Seadrill Indemnification.

Subject to the provisions of Section 6.2 and Section 6.3, Seadrill shall indemnify, defend and hold harmless the Company Group from and against: (a) any Covered Environmental Losses relating to the assets contributed by the Seadrill Entities to the Company Group prior to or on the Closing Date (the “Contribution Assets”) to the extent that Seadrill is notified by the Company of any such Covered Environmental Losses within five (5) years after the Closing Date; (b) Losses to the Company Group arising from (i) the failure of the Company Group, immediately after the Closing Date, to be the owner of such valid leasehold interests or fee ownership interests in and to the Contribution Assets as are necessary to enable the Company Entities to own and operate the Contribution Assets in substantially the same manner that the Contribution Assets were owned and operated by the Seadrill Entities immediately prior to the respective dates on which each such Contribution Asset was acquired by the Company Entities or (ii) the failure of the Company Entities to have by the Closing Date any consent or governmental permit necessary to allow the Company Entities to own or operate the Contribution Assets in substantially the same manner that the Contribution Assets were owned and operated by the Seadrill Entities immediately prior to the respective dates on which each such Contribution Asset was acquired by the Company Entities, in each of clauses (b)(i) and (b)(ii) above, to the extent that Seadrill is notified by the Company of such Losses within three (3) years after the Closing Date; and (c) all federal, state, foreign and local income tax liabilities attributable to the operation of the Contribution Assets prior to the Closing Date, including any such income tax liabilities of the Seadrill Entities that may result from the consummation of the formation transactions for the Company Group and the Company, but excluding any federal, state, foreign and local income taxes reserved on the books of the Company Group on the Closing Date.

Section 6.2 Limitation Regarding Indemnification.

The aggregate liability of Seadrill under Section 6.1(a) above shall not exceed $10,000,000. Furthermore, no claim may be made against Seadrill for indemnification pursuant to Section 6.1(a), unless the aggregate dollar amount of all claims for indemnification pursuant to such section shall exceed $500,000, in which case Seadrill shall be liable for claims for indemnification only to the extent such aggregate amount exceeds $500,000.

Section 6.3 Indemnification Procedures.

(a) The Company Group Members agree that within a reasonable period of time after they become aware of facts giving rise to a claim for indemnification pursuant to Section 6.1, they will provide notice thereof in writing to Seadrill specifying the nature of and specific basis for such claim.

(b) Seadrill shall have the right to control all aspects of the defense of (and any counterclaims with respect to) any claims brought against the Company Group that are covered by the indemnification set forth in Section 6.1, including, without limitation, the selection of counsel, determination of whether to appeal any decision of any court and the settling of any such matter or any issues relating thereto; provided, however, that no such settlement shall be entered into without the consent (which consent shall not be unreasonably withheld) of the Company Group unless it includes a full release of the Company Group from such matter or issues, as the case may be.

(c) The Company Group Members agree to cooperate fully with Seadrill with respect to all aspects of the defense of any claims covered by the indemnification set forth in Section 6.1, including, without limitation, the prompt furnishing to Seadrill of any correspondence or other notice relating thereto that the Company Group may receive, permitting the names of the members of the Company Group to be utilized in connection with such defense, the making available to Seadrill of any files, records or other information of the Company Group that Seadrill considers relevant to such defense and the making available to Seadrill of any employees of the Company Group; provided, however, that in connection therewith Seadrill agrees to use reasonable efforts to minimize the impact thereof on the operations of the Company Group and further agrees to maintain the confidentiality of all files, records and other information furnished by a Company Group Member pursuant to this Section 6.3. In no event shall the obligation of the Company Group to cooperate with Seadrill as set forth in the immediately preceding sentence be construed as imposing upon the Company Group an obligation to hire and pay for counsel in connection with the defense of any claims covered by the indemnification set forth in this Article VI; provided, however, that the Company Group Members may, at their own option, cost and expense, hire and pay for counsel in connection with any such defense. Seadrill agrees to keep any such counsel hired by the Company Group reasonably informed as to the status of any such defense (including providing such counsel with such information related to any such defense as such counsel may reasonably request) but Seadrill shall have the right to retain sole control over such defense.

In determining the amount of any Loss for which any of the members of the Company Group is entitled to indemnification under this Agreement, the gross amount of the indemnification will be reduced by (a) any insurance proceeds realized by the Company Group, and such correlative insurance benefit shall be net of any incremental insurance premium that becomes due and payable by the Company Group as a result of such claim, and (b) all amounts recovered by the Company Group under contractual indemnities from third Persons. The Company Group hereby agrees to use commercially reasonable efforts to realize any applicable insurance proceeds or amounts recoverable under such contractual indemnities; provided, however, that the costs and expenses (including, without limitation, court costs and reasonable attorneys’ fees) of the Company Group in connection with such efforts shall be promptly reimbursed by Seadrill in advance of any determination of whether such insurance proceeds or other amounts will be recoverable.

ARTICLE VII

MISCELLANEOUS

Section 7.1 Choice of Law; Submission To Jurisdiction.

This Agreement shall be subject to and governed by the laws of the State of New York. Each party hereby submits to the jurisdiction of the state and federal courts located in the State of New York and to venue in New York, New York.

Section 7.2 Notice.

All notices, requests or consents provided for or permitted to be given pursuant to this Agreement must be in writing and must be given by depositing the same in the mail, addressed to the Person to be notified, postpaid, and registered or certified with return receipt requested or by delivering such notice in person or by private-courier, prepaid, or by telecopier to such party. Notice given by personal delivery or mail shall be effective upon actual receipt. Couriered notices shall be deemed delivered on the date the courier represents that delivery will occur. Notice given by telecopier shall be effective upon actual receipt if received during the recipient’s normal business hours, or at the beginning of the recipient’s next business day after receipt if not received during the recipient’s normal business hours. All notices to be sent to a party pursuant to this Agreement shall be sent to or made at the address set forth below such party’s signature to this Agreement, or at such other address as such party may stipulate to the other parties in the manner provided in this Section 7.2.

Section 7.3 Entire Agreement.

This Agreement constitutes the entire agreement of the parties relating to the matters contained herein, superseding all prior contracts or agreements, whether oral or written, relating to the matters contained herein.

Section 7.4 Termination.

Upon a Change of Control of the Seadrill Member or of the Company, the provisions of Articles II, III and IV, of this Agreement (but not less than all of such Articles) shall terminate immediately. Upon a Change of Control of Seadrill, the provisions of Articles II, III and IV of this Agreement applicable to Seadrill (but not less than all of such Articles) shall terminate at the time that is the later of (a) the date on which all of the Company’s outstanding subordinated units have converted to common units of the Company and (b) the date of the Change of Control of Seadrill.

Section 7.5 Waiver; Effect of Waiver or Consent.

Any party hereto may (a) extend the time for the performance of any obligation or other act of any other party hereto or (b) waive compliance with any agreement or condition contained herein. Except as otherwise specifically provided herein, any such extension or waiver shall be valid only if set forth in a written instrument duly executed by the party or parties to be bound thereby; provided, however, that the Company may not, without the prior approval of the Conflicts Committee, agree to any extension or waiver of this Agreement that, in the reasonable discretion of the Board, will adversely affect the holders of common units of the Company. No waiver or consent, express or implied, by any party of or to any breach or default by any Person in the performance by such Person of its obligations hereunder shall be deemed or construed to be a waiver or consent of or to any other breach or default in the performance by such Person of the same or any other obligations of such Person hereunder. Failure on the part of a party to complain of any act of any Person or to declare any Person in default, irrespective of how long such failure continues, shall not constitute a waiver by such party of its rights hereunder until the applicable statute of limitations period has run.

Section 7.6 Amendment or Modification.

This Agreement may be amended or modified from time to time only by the written agreement of all the parties hereto; provided, however, that the Company may not, without the prior approval of the Conflicts Committee, agree to any amendment or modification of this Agreement that, in the reasonable discretion of the Board, will adversely affect the holders of common units of the Company.

Section 7.7 Assignment.

No party shall have the right to assign its rights or obligations under this Agreement without the consent of the other parties hereto.

Section 7.8 Counterparts.

This Agreement may be executed in any number of counterparts with the same effect as if all signatory parties had signed the same document. All counterparts shall be construed together and shall constitute one and the same instrument.

Section 7.9 Severability.

If any provision of this Agreement or the application thereof to any Person or circumstance shall be held invalid or unenforceable to any extent, the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

Section 7.10 Gender, Parts, Articles and Sections.

Whenever the context requires, the gender of all words used in this Agreement shall include the masculine, feminine and neuter, and the number of all words shall include the singular and plural. All references to Article numbers and Section numbers refer to Articles and Sections of this Agreement.

Section 7.11 Further Assurances.

In connection with this Agreement and all transactions contemplated by this Agreement, each signatory party hereto agrees to execute and deliver such additional documents and instruments and to perform such additional acts as may be necessary or appropriate to effectuate, carry out and perform all of the terms, provisions and conditions of this Agreement and all such transactions.

Section 7.12 Withholding or Granting of Consent.

Each party may, with respect to any consent or approval that it is entitled to grant pursuant to this Agreement, grant or withhold such consent or approval in its sole and uncontrolled discretion, with or without cause, and subject to such conditions as it shall deem appropriate.

Section 7.13 Laws and Regulations.

Notwithstanding any provision of this Agreement to the contrary, no party to this Agreement shall be required to take any act, or fail to take any act, under this Agreement if the effect thereof would be to cause such party to be in violation of any applicable law, statute, rule or regulation.

Section 7.14 Negotiation of Rights of Seadrill, Members, Assignees and Third Parties.

The provisions of this Agreement are enforceable solely by the parties to this Agreement, and no shareholder of Seadrill and no member, assignee or other Person of the Company shall have the right, separate and apart from Seadrill or the Company, as applicable, to enforce any provision of this Agreement or to compel any party to this Agreement to comply with the terms of this Agreement.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the Parties have executed this Agreement on, and effective as of, the Closing Date.

SEADRILL LIMITED

By:
Name:
Title:

Address for Notice:

Telephone:		( ) -
Fax:		( ) -
Attention:

SEADRILL PARTNERS LLC

By:
Name:
Title:

Address for Notice:

Telephone:		( ) -
Fax:		( ) -
Attention:

SIGNATURE PAGES TO

OMNIBUS AGREEMENT

SEADRILL MEMBER LLC

By:
Name:
Title:

Address for Notice:

Telephone:		( ) -
Fax:		( ) -
Attention:

SEADRILL OPERATING GP LLC

By:
Name:
Title:

Address for Notice:

Telephone:		( ) -
Fax:		( ) -
Attention:

SIGNATURE PAGES TO

OMNIBUS AGREEMENT

SEADRILL OPERATING PARTNERS LP

By: Seadrill Operating GP LLC, its general partner

By:
Name:
Title:

Address for Notice:

Telephone:		( ) -
Fax:		( ) -
Attention:

SEADRILL CAPRICORN HOLDINGS LLC

By:
Name:
Title:

Address for Notice:

Telephone:		( ) -
Fax:		( ) -
Attention:

SIGNATURE PAGES TO

OMNIBUS AGREEMENT